UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

Cboe Global Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2017, Cboe Global Markets, Inc. (the "Company") announced the planned retirement of its Executive Vice President, Chief Financial Officer and Treasurer, Alan J. Dean, at the end of December 31, 2017 after 38 years of service to the Company. The Company also announced on November 7, 2017 the planned appointment of Brian N. Schell, currently Deputy Chief Financial Officer, to Executive Vice President, Chief Financial Officer and Treasurer, effective January 1, 2018. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Brian N. Schell, age 52, currently serves as Deputy Chief Financial Officer of the Company’s subsidiary Cboe Exchange, Inc., a position he was appointed to upon the Company’s acquisition of Bats Global Markets, Inc. (“Bats”), effective February 28, 2017 (the “Closing”). Previously, he served as Chief Financial Officer of Bats since March 2011. He is a 30-year veteran of the financial industry, including 16 years in various senior leadership positions at H&R Block Inc., as well as holding various positions at the FDIC, KPMG and JP Morgan. Mr. Schell holds a bachelor's degree in business administration with an emphasis in finance from the University of Notre Dame and a master of business administration from The George Washington University, as well as a Series 27 license.
Pursuant to an offer letter agreement (the "Offer Letter Agreement") Mr. Schell entered into with the Company in connection with the Company’s acquisition of Bats, Mr. Schell is entitled to an annual base salary of $500,000 and a targeted annual bonus of $600,000, pro-rated for 2017. Mr. Schell also received an initial annual equity incentive award having a grant date value of $500,000 pursuant to the Offer Letter Agreement.
Mr. Schell agreed in his Offer Letter Agreement not to assert that the transition from his former position with Bats to his current position with the Company, in connection with the Company’s acquisition of Bats, constitutes good reason for him to resign under his former employment agreement with Bats, dated December 17, 2015 (as modified by the Offer Letter Agreement, the “Employment Agreement”). In exchange for such agreements, the Company granted Mr. Schell a sign-on award of restricted stock units, with a grant date value of $400,000, which will vest on the third anniversary of the Closing, subject to Mr. Schell’s continuous employment with the Company through such date. Mr. Schell is also entitled to participate in all of the Company’s employee benefit and fringe benefit plans that are generally available to similarly situated members of senior management. Mr. Schell remains bound by the confidentiality, noncompetition, nonsolicitation and nondisparagement obligations in the Employment Agreement and agreed that those obligations are for the benefit of both the Company and Bats.
Pursuant to the Offer Letter Agreement, Mr. Schell continues to be eligible for the severance and other change in control benefits under the Employment Agreement, including the accelerated vesting of his Bats equity awards assumed by the Company in the acquisition (but not any Company awards granted after the acquisition of Bats). When he ceases to be eligible for those benefits, 24 months after the Closing, Mr. Schell will become eligible for coverage under the Company’s Executive Severance Plan in lieu of any right to severance or other termination-related benefits under the Employment Agreement.
Under the Employment Agreement, upon a termination of Mr. Schell’s employment by the Company involuntarily without cause or by him for good reason, he is entitled to: (i) one times his annual base salary; (ii) an amount equal to one times his target bonus; (iii) the cost of COBRA premiums payable over twelve (12) months; and (iv) his pro rata bonus as of the date of termination based on actual performance. Upon a voluntary termination of Mr. Schell’s employment without good reason, he is entitled to one times his annual base salary during such time that the Company elects to enforce his covenant not to compete.
Mr. Schell is entitled to certain severance compensation and benefits upon a change in control. The Employment Agreement provides that if, within the 24-month period occurring immediately after a change in control, either Mr. Schell is involuntarily terminated by the Company without cause or he voluntarily terminates his employment for good reason, he is entitled to: (i) two times his annual base salary; (ii) an amount equal to two times his (A) target annual bonus and (B) 15% of his annual base salary (as an approximate milestone bonus payment); (iii) the cost of 12 months of COBRA premiums payable in a lump sum; (iv) his pro rata bonus as of the date of termination based on target performance; and (v) the accelerated vesting of all outstanding equity awards held by him.
If Mr. Schell retires, dies or becomes disabled, or Mr. Schell’s employment is terminated for cause, he will not receive any cash severance benefits (except for the payment of his pro rata bonus based on actual performance as of the date of termination due to his death or disability). Mr. Schell may choose to continue medical and dental benefits through COBRA or his insurance at his own cost.
The foregoing description of the Offer Letter Agreement is qualified by reference to the full text of the Offer Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified by reference to the full text of the Form of U.S. Executive Employment Agreement between Bats and certain executive officers filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q

for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission on May 11, 2017 and is incorporated herein by reference.
Mr. Schell does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K other than as reported under the heading “Interests of Bats’ Directors and Executive Officers in the Merger” in the definitive joint proxy statement/prospectus dated December 9, 2016, filed by the Company with the Securities and Exchange Commission on December 12, 2016, as amended and supplemented from time to time, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter Agreement, by and between Cboe Global Markets, Inc. and Brian N. Schell, dated February 27, 2017 (Filed herewith).*

10.2	Amendments to Relocation Assistance Summary for Brian N. Schell (Filed herewith).*

99.1	Press Release, dated November 7, 2017 (Filed herewith).

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cboe Global Markets, Inc.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: November 7, 2017